                                                                    Exhibit 10.1

                        STOCK OPTION AGREEMENT (CDNOW)


          STOCK OPTION AGREEMENT, dated as of October 22, 1998 (the "Agreement"), between CDnow, Inc., a Pennsylvania corporation (the "Grantee"), and N2K Inc., a Delaware corporation (the "Grantor").

          WHEREAS, the Grantee, Exit 8 Holding Company, a Pennsylvania corporation ("NewCo"), and the Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "CDnow Merger") of a subsidiary of NewCo with and into the Grantee and the merger (the "N2K Merger") of another subsidiary of NewCo with and into the Grantor, such that the Grantee and the Grantor will become wholly-owned subsidiaries of NewCo and the stockholders of the Grantee and the Grantor will become stockholders of NewCo (the CDnow Merger and the N2K Merger collectively, the "Mergers");

          WHEREAS, pursuant to a Stock Option Agreement dated as of the date hereof between the Grantee and the Grantor, the Grantee has granted the Grantor an option to acquire shares of common stock of the Grantee on terms that are substantially similar to the terms of this Agreement (the "N2K Option");

          WHEREAS, as a condition and inducement to their willingness to enter into the Merger Agreement and the N2K Option, the Grantee and NewCo have requested that the Grantor grant to the Grantee an option to purchase 2,827,229 shares of Common Stock, par value $.001 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

          WHEREAS, in order to induce the Grantee to enter into the Merger Agreement and grant the N2K Option, the Grantor is willing to grant the Grantee the requested option.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1.   THE OPTION; EXERCISE; ADJUSTMENTS; PAYMENT OF SPREAD.
               -----------------------------------------------------

                    (a) Contemporaneously herewith the Grantee, NewCo and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 2,827,229 (as adjusted as provided herein) shares of Common Stock (the "Shares") at a per share cash purchase price equal to the lower of (i) $5.50 per Share or (ii) the average closing sales price of the Common Stock on the Nasdaq National Market ("Nasdaq") for the five consecutive trading days beginning on and including the day that the Mergers are publicly announced (as adjusted as provided herein) (such lower price being the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(c) hereof and prior to the termination of the Option in accordance with the terms of this Agreement.

                    (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, reclassification, recapitalization, merger or other change in the corporate or capital structure of the Grantor (including the occurrence under the Grantor Rights Plan of a Distribution Date (as defined therein)), the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 2,827,229. In the event that any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence), the number of Shares subject to this Option shall be increased by 19.9% of the number of the additional shares of Common Stock so issued (and such additional Shares shall have a purchase price per share equal to the Purchase Price).

                    (c) If at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, the Grantee may elect, in lieu of exercising the Option to purchase Shares provided in Section l(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in clause (i), (ii) or (iii) of Section 7.3(e) of the Merger Agreement) (the "Alternative Purchase Price") or (y) the closing sales price of the shares of Common Stock on the Nasdaq on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing sales prices (or the average of the closing bid and asked prices if closing sales prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of the Grantee's right to receive cash pursuant to this Section 1(c) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

          2.   CONDITIONS TO DELIVERY OF SHARES. The Grantor's obligation to
               --------------------------------
deliver Shares upon exercise of the Option is subject only to the conditions that:

                    (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

                    (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated and all other consents, approvals, orders, notifications or authorizations, the failure of which to obtain or make would have the effect of making the issuance of the Shares illegal (collectively, the "Regulatory Approvals") shall have been obtained or made; and

                    (c) (i) a proposal for an Alternative Transaction (as defined in the Merger Agreement) involving the Grantor shall have been publicly announced prior to the time the Merger Agreement is terminated pursuant to the terms thereof (the "Merger Termination Date") and one or more of the following events shall have occurred on or after the time of the making of such proposal:
(A) the requisite vote of the stockholders of the Grantor in favor of adoption and approval of the Merger Agreement shall not have been obtained at the N2K Stockholders' Meeting (as defined in the Merger Agreement) or any adjournment or postponement thereof, (B) the Board of Directors of the Grantor shall have withdrawn or modified its recommendation of the Merger Agreement or the N2K Merger or failed to confirm its recommendation of the Merger Agreement or the N2K Merger to the stockholders of the Grantor within ten business days after a written request by the Grantee to do so; (C) the Board of Directors of the Grantor shall have recommended to the stockholders of the Grantor an Alternative Transaction (as defined in the Merger Agreement); (D) a tender offer or exchange offer for 20% or more of the outstanding shares of Grantor Common Stock shall have been commenced (other than by the Grantee or an affiliate of the Grantee) and the Board of Directors of the Grantor shall have recommended that the stockholders of the Grantor tender their shares in such tender or exchange offer; or (E) for any reason Grantor shall have failed to call and hold the N2K Stockholders' Meeting (as defined in the Merger Agreement) by the Outside Date (as defined in the Merger Agreement); provided, however, that the Option may not be exercised if the Grantee is in material breach of any of its material representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement; or (ii) the Merger Agreement shall have been terminated by the Grantor pursuant to Section 7.1(g) of the Merger Agreement.

          3.   THE CLOSING.
               -----------

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                    (a)  Any closing hereunder shall take place on the date
specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 8:00 A.M., local time, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

                    (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

          4.   REPRESENTATIONS AND WARRANTIES OF THE GRANTOR.
               ---------------------------------------------
The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act and other than any filings required under the blue sky laws of any states or by the Nasdaq, the execution and delivery of this Agreement by the Grantor and the issuance of Shares upon exercise of the Option do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement (and the Board of Directors of Grantor has taken all action to approve the acquisition of the Shares to the extent necessary to avoid such application).

          5.   REPRESENTATIONS AND WARRANTIES OF THE GRANTEE.
               ---------------------------------------------
The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option after the Grantee has been afforded the opportunity to obtain, and has obtained, sufficient information regarding the Grantor to make an informed investment decision with respect to the Grantee's purchase of the Shares issuable upon the exercise thereof, and, if and when the Grantee exercises the Option, it will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

               6.   LISTING OF SHARES; HSR ACT FILINGS; REGULATORY APPROVALS.
                    --------------------------------------------------------
Subject to applicable law and the rules and regulations of the Nasdaq, the Grantor will promptly file an application to list the Shares on the Nasdaq and will use its best efforts to obtain approval of such listing and to file all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the Nasdaq by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and all Regulatory Approvals, if any, necessary to the consummation of the transactions contemplated.

               7.   REPURCHASE OF SHARES; SALE OF SHARES.
                    ------------------------------------
If a Change in Control Event (as defined below) has not occurred prior to the first anniversary date of the Merger Termination Date, then beginning on such anniversary date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares then beneficially owned by the Grantee or any of its affiliates at a price per share equal to the greater of
(i) the Purchase Price, or (ii) the average of the closing sales prices for shares of Common Stock on the twenty trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within thirty days following the first anniversary of the Merger Termination Date, the Repurchase Right terminates. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 business days and not earlier than the next business day following the date such notice is given) for the closing of such purchase. For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person or group has a acquired beneficial ownership of more than fifty percent (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including, without limitation, an agreement in principle, providing for (x) a merger or other business combination involving the Grantor in which the

Grantor's stockholders do not own a majority of the outstanding capital stock of the entity surviving such merger or business combination immediately following such transaction or (y) the acquisition of 20% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

          8.   REGISTRATION RIGHTS.
               -------------------

                    (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, that, the Grantor shall not be
                                    --------  ----
required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                    (b) If the Common Stock is registered pursuant to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep effective for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers, directors and controlling persons from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; PROVIDED,
                                                                    --------
HOWEVER, that this provision does not apply to any loss, liability, claim,
-------
damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

          9.   PROFIT LIMITATION.
               -----------------

                    (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $3.75 million and, if it does exceed such amount, the Grantee, at its sole election, shall, within five business days, either (a) deliver to the Grantor for cancellation Shares (valued, for the purposes of this Section 9(a), at the average closing sales price of the Common Stock on the Nasdaq for the twenty consecutive trading days preceding the day on which the Grantee's Total Profit exceeds $3.75 million) previously purchased by the Grantee, (b) pay cash or other consideration to the Grantor or (c) undertake any combination thereof, so that the Grantee's Total Profit shall not exceed $3.75 million after taking into account the foregoing actions.

                    (b) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by the Grantee pursuant to Section 7.3(b) of the Merger Agreement and
Section 1(c) hereof, (ii)(x) the net cash amount received by the Grantee pursuant to the Grantor's repurchase of Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Shares, and (iii)(x) the amount received by the Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) the Grantee's purchase price for such Shares.

          10.  EXPENSES.
               --------
Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

          11.  SPECIFIC PERFORMANCE.
               --------------------
The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          12.  NOTICE.
               ------
All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                           If to the Grantor:

                           N2K Inc.
                           55 Broad Street, 26th Floor
                           New York, NY 10004
                           Attn:  General Counsel
                           Telecopy: (212) 742-1778

                           With a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, NY  10019-6092
                           Attn:  Frank E. Morgan, II, Esq.
                           Telecopy:  (212) 295-6333

                           If to the Grantee:

                           CDnow, Inc.
                           610 Old York Road*
                           Jenkinstown, PA 19046
                           Attn: David Capozzi, General Counsel
                           Telecopy:  (215) 517-5745
                           *485 Delaware Avenue
                           Fort Washington, PA (effective 11/6/98)

                           With a copy to:

                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square*
                           Philadelphia, PA  19103-6993
                           Attn:  James McKenzie, Esq.
                           Telecopy:  (215) 963-5299
                           *1701 Market Street
                           Philadelphia, PA 19103-2921 (effective 11/23/98)

          13.  PARTIES IN INTEREST.
               -------------------
This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective permitted successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Except as set forth in Section 8, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

          14.  ENTIRE AGREEMENT; AMENDMENTS.
               ----------------------------
This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

          15.  ASSIGNMENT.
               ----------
No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly-owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations. Any assignment made in violation of this Section 15 shall be void.

          16.  HEADINGS.
               --------
The section headings herein are for convenience only and shall not affect the construction of this Agreement.

          17.  COUNTERPARTS.
               ------------
This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

          18.  GOVERNING LAW.
               -------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

          19.  TERMINATION.
               -----------
The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Grantee realizes a Total Profit of $3.75 million, (iii) the date on which the Merger Agreement is terminated; provided the Option is not exercisable at such time and does not become exercisable simultaneous with such termination and (iv) 90 days after the date the

Option becomes exercisable (the date referred to in clause (iv) being hereinafter referred to as the "Option Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise has been removed.

          All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

          20.  SEVERABILITY.
               ------------
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          21.  PUBLIC ANNOUNCEMENT.
               -------------------
The Grantee will consult with the Grantor and the Grantor will consult with the Grantee before issuing any press release with respect to the initial announcement of this Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

          IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                   CDNOW, INC.

                                   By:  /s/     Jason Olim
                                      ______________________________

                                   Name:

                                   Title:





                                   N2K INC.



                                   By:  /s/     Jonathan V. Diamond
                                      _____________________________

                                   Name:

                                   Title: